     As filed with the Securities and Exchange Commission on August 28, 2003

                                                Securities Act File No. 33-75012
                                        Investment Company Act File No. 811-8346

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                  Washington,
                                   D.C. 20549

                                 ---------------

                                    Form N-2

             Registration Statement under the Securities Act of 1933         [_]
                        Pre-Effective Amendment No.                          [_]
                        Post Effective Amendment No.                         [_]
                                     and/or
       Registration Statement under the Investment Company Act of 1940       [X]
                               Amendment No. 6                               [X]

                        (check appropriate box or boxes)

                                 ---------------

                    Morgan Stanley Eastern Europe Fund, Inc.
            (formerly Morgan Stanley Russia & New Europe Fund, Inc.)
         (formerly Morgan Stanley European Emerging Markets Fund, Inc.)
               (Exact Name of Registrant as Specified in Charter)

                           1221 Avenue of the Americas
                            New York, New York 10020

                    (Address of Principal Executive Offices)
       Registrant's Telephone Number, including Area Code: (212) 762-7500

                                 ---------------

                                RONALD E. ROBISON
                    Morgan Stanley Eastern Europe Fund, Inc.
                  c/o Morgan Stanley Investment Management Inc.
                           1221 Avenue of the Americas
                            New York, New York 10020

                     (Name and Address of Agent for Service)

                                 ---------------

                                 With copies to:

                          LEONARD B. MACKEY, JR., ESQ.
                             Clifford Chance US LLP
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 878-8000

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                                EXPLANATORY NOTE

     This filing is made solely for the purpose of filing as an Exhibit the Amended and Restated By-Laws of Morgan Stanley Eastern Europe Fund, Inc.

                            PART C--OTHER INFORMATION

ITEM 24. Financial Statements and Exhibits

  (1) Financial Statements (Not applicable)

  (2) Exhibits

        (a) (1) -- Articles of Incorporation*+
            (2) -- Articles of Amendment*
        (b)     -- Amended and Restated By-Laws**
        (c)     -- Not applicable
        (d)     -- Specimen certificate for Common Stock, par value $.01 per share***
        (e)     -- Dividend Reinvestment and Cash Purchase Plan*
        (f)     -- Not applicable
        (g)     -- Form of Investment Advisory and Management Agreement with
                   Investment Manager*
        (h) (1) -- Form of Underwriting Agreement*
            (2) -- Form of Master Agreement Among Underwriters*+
            (3) -- Form of Master Dealer Agreement*+
        (i)     -- Not applicable
        (j)     -- Form of Global Custody Agreement***
        (k) (1) -- Form of Agreement for Stock Transfer Services*
            (2) -- Form of Administration Agreement***
        (l) (1) -- Opinion and consent of Rogers & Wells***
            (2) -- Opinion and consent of Piper & Marbury L.L.P.***
        (m)     -- Not applicable
        (n)     -- Consent of Independent Accountants
        (o)     -- Not applicable
        (p)     -- Form of Investment Letter***
        (q)     -- Not applicable
        (r)     -- Not applicable

*    Previously filed.
**   Filed herewith.
*** Previously filed as an Exhibit to Pre-Effective No. 3 to the Fund's Registration Statement on Form N-2 (File Nos. 33-75012; 811-8346) on September 24, 1996.
+ Filed pursuant to the EDGAR (Electronic Data Gathering, Analysis, and Retrieval) phase-in requirements on August 12, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 28th day of August, 2003.

                                        MORGAN STANLEY EASTERN EUROPE FUND, INC.

                                        By: /s/ Stefanie V. Chang
                                           ----------------------------
                                            Stefanie V. Chang
                                            Vice President

                                  EXHIBIT INDEX

                                                               Sequentially
    Exhibit                                                     Numbered
    Number                    Exhibit                              Page
----------------    -------------------------------         ----------------
  2(b)               Amended and Restated By-Laws